                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

                           ARKANSAS BEST CORPORATION'S
                            FIRST QUARTER EARNINGS IS
                     $0.41/SHARE, NET INCOME INCREASES 135%;
                        ABF(R)'S OPERATING RATIO IS 95.5%


         (Fort Smith, Arkansas, April 25, 2005) -- Arkansas Best Corporation (Nasdaq: ABFS) today announced first quarter 2005 net income of $10.5 million, or $0.41 per diluted common share. For the first quarter of 2004, net income was $4.5 million, or $0.18 per diluted common share. Arkansas Best's first quarter 2005 revenue was $417.3 million compared to $374.8 million in the first quarter of 2004.

ABF FREIGHT SYSTEM, INC.(R)

         ABF Freight System had first quarter 2005 revenues of $384.1 million, a per-day increase of 11.0% versus first quarter 2004 revenue of $346.1 million. First quarter 2005 operating income at ABF was $17.2 million compared to $8.7 million during the first quarter of 2004. ABF's first quarter 2005 operating ratio was 95.5% versus an operating ratio of 97.5% during the first quarter of 2004.

         ABF's total tonnage per day increased by 3.7% during the first three months of 2005 compared to the same period last year. This consisted of a 2.9% increase in LTL tonnage per day and a 6.7% increase in truckload tonnage per day. "Although year-over-year LTL tonnage level increases slowed throughout the quarter, ABF improved its first quarter operating ratio by two percentage points compared to last year's first quarter," said Robert A. Young III, Arkansas Best Chairman and Chief Executive Officer. "During the quarter, ABF benefited from a combination of firm pricing and additional tonnage to produce improved operating margins."

         Through the first twenty-one days of April, average daily tonnage figures in ABF's LTL business are slightly ahead of last year.

         Billed LTL revenue per hundredweight was $26.28, an increase of 7.2% over last year's first quarter figure of $24.52. "The LTL pricing environment remains competitive and is consistent with last year. We think overall pricing is still good," said Mr. Young. ABF's first quarter 2005 LTL weight per shipment was flat compared to the first quarter of 2004. First quarter 2005 LTL length of haul declined by 2.0% compared to the first quarter of 2004.

Decreases in length of haul cause revenue per hundredweight to decrease. First quarter 2005 LTL freight density decreased by 2.0% compared to the first quarter of 2004. Decreases in freight density cause revenue per hundredweight to increase.

         Billed truckload revenue per hundredweight increased by 10.7% over last year's first quarter figure. "Because of capacity constraints in the truckload industry, ABF continued to add truckload shipments at good prices and acceptable margin levels," said Mr. Young. "While maintaining its primary emphasis on service to its LTL customers, ABF will seek to add these larger shipments when they contribute to overall profitability."

         "ABF's first quarter 2005 city pickup and delivery productivity was the same as that of the first quarter of 2004. Yard productivity improved over last year's first quarter," said Mr. Young. "Though ABF's first quarter bills-per-hour dock productivity was below that of the same period last year, it exceeded the dock production levels of the fourth quarter of 2004 and was equal to that of the third quarter of 2004. As new dock workers added last year have become more familiar with their job activities, dock handling efficiencies have improved."

CLIPPER

         Clipper's first quarter 2005 revenue was $23.5 million, a 12.2% increase over first quarter 2004 revenue of $20.9 million. Clipper's first quarter 2005 operating ratio was 100.1% compared to a 2004 first quarter operating ratio of 102.8%. "Clipper's results improved significantly during the first quarter which is historically the least profitable quarter of the year," said Mr. Young.

         "Clipper's temperature-controlled division experienced a 23.6% revenue increase and a substantial reduction in last year's first quarter operating loss due to continued success in its dedicated fleet activity and emphasis on improving the profitability of individual customer accounts," said Mr. Young. "An increase in first quarter revenue of over 80% in Clipper's brokerage division was associated with improved service by Clipper's trucking partners and an increase of available loads that would normally move on the rail. Compared to last year's first quarter, Clipper's intermodal division experienced reductions in both revenue and operating profit, primarily due to substandard service provided by the railroads."

AUCTION RATE SECURITIES

         In early March, accounting industry guidance became available to Arkansas Best regarding the financial statement classification of auction rate securities held as temporary investments.

This information clarified that auction rate securities should be classified as investment securities instead of cash and cash equivalents.

         Arkansas Best invests in auction rate securities as part of its cash management strategy. Arkansas Best has historically classified these investments as cash and cash equivalents because of the short length of their interest rate reset periods (90 days or less) and because of the ability to sell them each time their interest rates are reset. In fact, these auction rate securities are liquidated when Arkansas Best has a need for cash.

         Arkansas Best has reclassified auction rate securities as short-term, temporary investments. As a result of this reclassification, cash flows from investing activities now include the investments and sales of auction rate securities. This reclassification has no impact on previously reported total current assets, total assets, working capital position, results of operations, or financial covenants and does not affect previously reported cash flows from operating or financing activities.

         Arkansas Best had $38.5 million invested in auction rate securities at December 31, 2004 and $70.6 million invested in auction rate securities at March 31, 2005.

PENSION

         Arkansas Best's pension expense will be $10.0 million for the full year 2005. This compares to full year 2004 pension expense of $9.5 million.

EXPENSING OF STOCK OPTIONS

         On April 14, the Securities and Exchange Commission ("SEC") announced an amendment to the required compliance dates for the Financial Accounting Standards Board's new rule regarding the expensing of the fair value of stock options. Arkansas Best previously disclosed that in the third quarter of 2005, it would begin expensing the fair value of stock options. As a result of the April 14 SEC ruling, Arkansas Best will now begin expensing the fair value of stock options in the first quarter of 2006. The estimated negative impact, in each quarter of 2006, of prior unvested stock option grants will be approximately $0.01 per diluted common share, net of estimated tax benefits.

RESTRICTED STOCK

         On April 20, 2005, Arkansas Best Corporation granted 178,550 shares of restricted stock under the 2005 Ownership Incentive Plan which was approved by shareholders on April 20, 2005. The fair value of the shares granted is Arkansas Best's closing stock price on the date of the grant. The restricted stock grant vests at the end of a 5-year period beginning on the date of the grant. Arkansas Best will begin expensing this restricted stock grant in the second quarter of 2005. The estimated negative impact of the grant will be approximately $0.01 per diluted common share, net of estimated tax benefits, per quarter through the vesting period.

COMMON STOCK PURCHASE

         During the first quarter of 2005, Arkansas Best made open market purchases, totaling 37,650 shares, of its common stock. The total purchase price for these transactions was $1.5 million. These common shares were added to the company's treasury stock. Since February 2003, as a part of a previously announced program to repurchase up to a maximum of $25 million of its common stock, Arkansas Best has purchased a total of 509,150 shares totaling $13.9 million. Arkansas Best plans to continue making open market purchases of its stock on an opportunistic basis.

CONFERENCE CALL

         Arkansas Best Corporation will host a conference call with company executives to discuss the 2005 first quarter results. The call will be today, Monday, April 25, at 11:00 a.m. EDT (10:00 a.m. CDT). Interested parties are invited to listen by calling (877) 275-1257. Following the call, a recorded playback will be available through Friday, May 13. To listen to the playback, dial (800) 642-1687. The conference call ID for the playback is 5377908. The conference call and playback can also be accessed, through May 13, on Arkansas Best's Internet Web site at www.arkbest.com.

COMPANY DESCRIPTION

         Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of less-than-truckload ("LTL") general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services utilizing rail and over-the-road transportation.

FORWARD-LOOKING STATEMENTS

         THE FOLLOWING IS A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements contained in this press release that are not based on historical facts are "forward-looking statements." Terms such as "estimate," "forecast," "expect," "predict," "plan," "anticipate," "believe," "intend," "should," "would," "scheduled," and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best's subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and non-union employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission ("SEC") public filings.

         The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31
                                                                            2005                2004
                                                                       --------------      --------------
                                                                  ($ THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

OPERATING REVENUES ...............................................     $      417,278      $      374,844

OPERATING EXPENSES AND COSTS .....................................            399,853             366,554
                                                                       --------------      --------------

OPERATING INCOME .................................................             17,425               8,290

OTHER INCOME (EXPENSE)
   Net loss on sales of property and other .......................                 --                 (56)
   Short-term investment income ..................................                342                   8
   Fair value changes and payments on interest rate swap(1) ......                 --                (438)
   Interest expense and other related financing costs ............               (389)               (289)
   Other, net ....................................................                (54)                (43)
                                                                       --------------      --------------
                                                                                 (101)               (818)
                                                                       --------------      --------------

INCOME BEFORE INCOME TAXES .......................................             17,324               7,472

FEDERAL AND STATE INCOME TAXES
   Current .......................................................             12,547               2,305
   Deferred (credit) .............................................             (5,687)                706
                                                                       --------------      --------------
                                                                                6,860               3,011
                                                                       --------------      --------------


NET INCOME .......................................................     $       10,464      $        4,461
                                                                       ==============      ==============

BASIC:
NET INCOME PER SHARE .............................................     $         0.41      $         0.18
                                                                       --------------      --------------

AVERAGE COMMON SHARES OUTSTANDING (BASIC) ........................         25,317,178          24,984,285
                                                                       ==============      ==============

DILUTED:
NET INCOME PER SHARE .............................................     $         0.41      $         0.18
                                                                       --------------      --------------

AVERAGE COMMON SHARES OUTSTANDING (DILUTED) ......................         25,806,761          25,389,786
                                                                       ==============      ==============

CASH DIVIDENDS PAID PER COMMON SHARE .............................     $         0.12      $         0.12
                                                                       ==============      ==============

(1) The Company's interest rate swap matured on April 1, 2005. For the first quarter 2005, payments on the swap and changes in fair value of the swap were approximately equal in amount.

Note: Certain prior year amounts have been reclassified to conform to the current year presentation, including the reclassification of short-term investment income from interest expense, to a separate category. In addition, deferred financing costs and letter of credit fees have been reclassified from other expense to interest expense and other related financing costs.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                                                     MARCH 31         DECEMBER 31
                                                                                       2005              2004(1)
                                                                                  --------------     --------------
                                                                                    (UNAUDITED)
                                                                                   ($ THOUSANDS, EXCEPT SHARE DATA)

ASSETS

CURRENT ASSETS
   Cash and cash equivalents ................................................     $        1,568     $       32,359
   Short-term investment securities .........................................             70,647             38,514
   Accounts receivable, less allowances (2005 - $4,397; 2004 - $4,425) ......            148,482            150,812
   Prepaid expenses .........................................................             15,266             15,803
   Deferred income taxes ....................................................             31,825             28,617
   Prepaid income taxes .....................................................                 --              3,309
   Other ....................................................................              7,128              4,268
                                                                                  --------------     --------------
      TOTAL CURRENT ASSETS ..................................................            274,916            273,682

PROPERTY, PLANT AND EQUIPMENT
   Land and structures ......................................................            230,534            229,253
   Revenue equipment ........................................................            402,249            395,574
   Service, office and other equipment ......................................            115,540            115,407
   Leasehold improvements ...................................................             13,701             13,411
                                                                                  --------------     --------------
                                                                                         762,024            753,645
   Less allowances for depreciation and amortization ........................            393,629            383,647
                                                                                  --------------     --------------
                                                                                         368,395            369,998

PREPAID PENSION COSTS .......................................................             22,070             24,575

OTHER ASSETS ................................................................             71,365             73,234

ASSETS HELD FOR SALE ........................................................              1,270              1,354

GOODWILL, less accumulated amortization
  (2005 and 2004 - $32,037) .................................................             63,900             63,902
                                                                                  --------------     --------------

                                                                                  $      801,916     $      806,745
                                                                                  ==============     ==============

(1) The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Note: Certain prior year amounts have been reclassified to conform to the current year presentation, including the reclassification of auction rate securities in the amount of $38.5 million to short-term investments which, because of the short duration of their reset periods, were included in cash and cash equivalents at December 31, 2004.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS - CONTINUED

                                                                                     MARCH 31         DECEMBER 31
                                                                                       2005              2004(1)
                                                                                  --------------     --------------
                                                                                    (UNAUDITED)
                                                                                   ($ THOUSANDS, EXCEPT SHARE DATA)

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Bank overdraft and drafts payable ........................................     $       10,682     $       15,862
   Accounts payable .........................................................             66,576             62,784
   Income taxes payable .....................................................              1,867              2,941
   Accrued expenses .........................................................            141,298            148,631
   Current portion of long-term debt ........................................                360                388
                                                                                  --------------     --------------
      TOTAL CURRENT LIABILITIES .............................................            220,783            230,606

LONG-TERM DEBT, less current portion ........................................              1,400              1,430

FAIR VALUE OF INTEREST RATE SWAP(2) .........................................                 --                873

OTHER LIABILITIES ...........................................................             67,281             67,571

DEFERRED INCOME TAXES .......................................................             35,391             37,870

FUTURE MINIMUM RENTAL COMMITMENTS, NET
  (2005 - $44,200; 2004 - $45,763) ..........................................                 --                 --

OTHER COMMITMENTS AND CONTINGENCIES .........................................                 --                 --

STOCKHOLDERS' EQUITY
   Common stock, $.01 par value, authorized 70,000,000 shares;
      issued 2005:  25,921,671 shares; 2004:  25,805,702 shares .............                259                258
   Additional paid-in capital ...............................................            232,415            229,661
   Retained earnings ........................................................            263,555            256,129
   Treasury stock, at cost, 2005:  568,932 shares; 2004: 531,282 shares .....            (14,833)           (13,334)
   Accumulated other comprehensive loss .....................................             (4,335)            (4,319)
                                                                                  --------------     --------------
      TOTAL STOCKHOLDERS' EQUITY ............................................            477,061            468,395
                                                                                  --------------     --------------

                                                                                  $      801,916     $      806,745
                                                                                  ==============     ==============

(1) The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2) The Company's interest rate swap matured on April 1, 2005. The final accrued interest payment is included in current accrued expenses at March 31, 2005.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31
                                                                                       2005               2004
                                                                                  --------------     --------------
                                                                                            ($ THOUSANDS)
OPERATING ACTIVITIES
   Net income ...............................................................     $       10,464     $        4,461
   Adjustments to reconcile net income to
     net cash provided by operating activities:
      Depreciation and amortization .........................................             14,576             13,317
      Other amortization ....................................................                 73                 73
      Provision for losses on accounts receivable ...........................                433                558
      Provision (credit) for deferred income taxes ..........................             (5,687)               706
      Fair value of interest rate swap ......................................               (873)              (866)
      (Gain) loss on sales of assets and other ..............................               (116)                24
      Changes in operating assets and liabilities:
         Receivables ........................................................              1,855             (1,331)
         Prepaid expenses ...................................................                537             (5,813)
         Other assets .......................................................                908              2,935
         Accounts payable, taxes payable,
           accrued expenses and other liabilities ...........................               (657)             5,747
                                                                                  --------------     --------------
NET CASH PROVIDED BY OPERATING ACTIVITIES ...................................             21,513             19,811
                                                                                  --------------     --------------

INVESTING ACTIVITIES
   Purchases of property, plant and equipment ...............................            (12,049)           (10,054)
   Proceeds from asset sales ................................................                565                287
   Purchases of short-term investment securities ............................            (69,501)                --
   Proceeds from sales of short-term investment securities ..................             37,400                 --
   Capitalization of internally developed software and other ................             (1,150)            (1,096)
                                                                                  --------------     --------------
NET CASH USED BY INVESTING ACTIVITIES .......................................            (44,735)           (10,863)
                                                                                  --------------     --------------

FINANCING ACTIVITIES
   Borrowings under revolving credit facilities .............................                 --             33,800
   Payments under revolving credit facilities ...............................                 --            (33,800)
   Payments on long-term debt ...............................................                (58)               (54)
   Net decrease in bank overdraft ...........................................             (5,085)              (405)
   Dividends paid on common stock ...........................................             (3,038)            (2,990)
   Purchase of treasury stock ...............................................             (1,500)            (3,876)
   Proceeds from the exercise of stock options and other ....................              2,112              1,149
                                                                                  --------------     --------------
NET CASH USED BY FINANCING ACTIVITIES .......................................             (7,569)            (6,176)
                                                                                  --------------     --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ........................            (30,791)             2,772
   Cash and cash equivalents at beginning of period .........................             32,359              5,251
                                                                                  --------------     --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..................................     $        1,568     $        8,023
                                                                                  ==============     ==============

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                                         MARCH 31
                                                                         2005                                2004
                                                            -------------------------------     -------------------------------
                                                                                       ($ THOUSANDS)

OPERATING REVENUES
ABF Freight System, Inc.(1)
   LTL ................................................     $    350,816                        $    317,958
   TL .................................................           33,253                              28,154
                                                            ------------                        ------------
   Total ..............................................          384,069                             346,112
                                                            ------------                        ------------

   Clipper ............................................           23,464                              20,906
   Other revenues and eliminations ....................            9,745                               7,826
                                                            ------------                        ------------
Total consolidated operating revenues .................     $    417,278                        $    374,844
                                                            ============                        ============

OPERATING EXPENSES AND COSTS
ABF FREIGHT SYSTEM, INC.(1)
   Salaries, wages and benefits .......................     $    244,620               63.7%    $    229,306               66.3%
   Supplies and expenses ..............................           56,388               14.7           46,669               13.5
   Operating taxes and licenses .......................           10,562                2.8           10,277                3.0
   Insurance ..........................................            6,457                1.7            5,218                1.5
   Communications and utilities .......................            3,780                1.0            3,833                1.1
   Depreciation and amortization ......................           12,775                3.3           11,560                3.3
   Rents and purchased transportation .................           31,485                8.2           29,525                8.5
   Other ..............................................              924                0.1            1,016                0.3
   Gain on sale of equipment ..........................             (116)                --              (35)                --
                                                            ------------       ------------     ------------       ------------
                                                                 366,875               95.5%         337,369               97.5%
                                                            ------------       ------------     ------------       ------------

CLIPPER
   Cost of services ...................................           21,318               90.9%          19,291               92.3%
   Selling, administrative and general ................            2,169                9.2            2,188               10.5
   Loss on sale of equipment ..........................               --                 --                2                 --
                                                            ------------       ------------     ------------       ------------
                                                                  23,487              100.1%          21,481              102.8%
                                                            ------------       ------------     ------------       ------------

Other expenses and eliminations .......................            9,491                               7,704
                                                            ------------                        ------------
Total consolidated operating expenses and costs .......     $    399,853                        $    366,554
                                                            ============                        ============

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1) ...........................     $     17,194                        $      8,743
Clipper ...............................................              (23)                               (575)
Other and eliminations ................................              254                                 122
                                                            ------------                        ------------
Total consolidated operating income ...................     $     17,425                        $      8,290
                                                            ============                        ============

(1)      Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ARKANSAS BEST CORPORATION
FINANCIAL STATISTICS (UNAUDITED)

                                                                                     ROLLING TWELVE MONTHS
                                                                                            ENDED
                                                                                        MARCH 31, 2005
                                                                                     ---------------------

FINANCIAL STATISTICS

After-Tax Return on Stockholders' Equity (net income / average equity) ......               18.6%

Debt-to-Equity Ratio ........................................................             0.00:1

After-Tax Return on Capital Employed (1) ....................................               18.6%

(1)  (Net income + interest after tax) / (average total debt + average equity)

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS
FOR THE THREE MONTHS ENDED MARCH 31, 2005

                                                                  THREE MONTHS ENDED MARCH 31
                                                             2005             2004           % CHANGE
                                                         ------------     ------------     ------------

Billed Revenue*/CWT        LTL .....................     $      26.28     $      24.52              7.2%
                           TL ......................     $       9.71     $       8.77             10.7%
                           Total ...................     $      22.90     $      21.40              7.0%

Billed Revenue*/CWT        LTL .....................     $      24.00     $      23.47              2.3%
  (w/o FSC)                TL ......................     $       8.75     $       8.39              4.3%
                           Total ...................     $      20.88     $      20.48              2.0%

Billed Revenue*/Shipment   LTL .....................     $     258.80     $     241.84              7.0%
                           TL ......................     $   1,572.85     $   1,436.14              9.5%
                           Total ...................     $     278.98     $     259.39              7.6%

Billed Revenue*/Shipment   LTL .....................     $     236.30     $     231.47              2.1%
  (w/o FSC)                TL ......................     $   1,418.41     $   1,374.05              3.2%
                           Total ...................     $     254.46     $     248.26              2.5%

Tonnage                    LTL .....................          670,568          651,446              2.9%
(tons)                     TL ......................          172,078          161,304              6.7%
                                                         ------------     ------------
                           Total ...................          842,646          812,750              3.7%

Shipments                  LTL .....................        1,361,903        1,321,242              3.1%
                           TL ......................           21,241           19,701              7.8%
                                                         ------------     ------------
                           Total ...................        1,383,144        1,340,943              3.2%

  * Billed revenue does not include revenue deferral required for financial statement purposes under the Company's revenue recognition policy.


There were 64 workdays in the three months ended March 31, 2005 and the three months ended March 31, 2004. Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.


Contact: Mr. David E. Loeffler, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6157

                  Mr. David Humphrey, Director of Investor Relations
                  Telephone: (479) 785-6200

                                 END OF RELEASE